Exhibit 3.1

Request ID: 008747725	Province of Ontario	Date Report Produced: 2006/12/29

Transaction ID: 031096732	Ministry of Consumer and Business Services	Time Report Produced: 10:31:08

	Category ID: CT	Companies and Personal Property Security Branch

Certificate of Incorporation

This is to certify that

2 1 2 3 4 9 3   O N T A R I O   I N C .

Ontario Corporation No.

0 0 2 1 2 3 4 9 3

is a corporation incorporated, under the laws of the Province of Ontario.

These articles of incorporation are effective on

D E C E M B E R  29 ,  2 0 0 6

Director

Business Corporations Act

Request ID	Ontario Corporation Number

8747725	2123493

FORM 1

BUSINESS CORPORATIONS ACT

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:

2123493 ONTARIO INC.

2.	The address of the registered office is:

40         KING STREET WEST       Suite 2100

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

TORONTO	ONTARIO
CANADA	M5H 3C2
(Name of Municipality or Post Office)	(Postal Code/Code postal)

3.	Number (or minimum and maximum number) of directors is:

Minimum 1	Maximum 10

4.	The first director(s) is/are:

First name, initials and surname	Resident Canadian	State Yes or No
Address for service, giving Street & No.
or R.R. No., Municipality and Postal Code

CATHY MERCER	YES

TORONTO ONTARIO CANADA M5H 3C2

2

Request ID	Ontario Corporation Number

8747725	2123493

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

There are no restrictions on the business the Corporation may carry on or the powers the Corporation may exercise.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of common shares.

3

Request ID	Ontario Corporation Number

8747725	2123493

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

N/A

4

Request ID	Ontario Corporation Number

8747725	2123493

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

5

Request ID	Ontario Corporation Number

8747725	2123493

9.	Other provisions, (if any, are):

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one

(1) shareholder.

Any invitation to the public to subscribe for securities of the Corporation is prohibited.

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors;

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares; or

(c) if applicable, the restriction contained in security holders’ agreements.

6

Request ID	Ontario Corporation Number

8747725	2123493

10.	The names and addresses of the incorporators are

First name, initials and last name

or corporate name

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

* Cathy Mercer

40 King Street West Suite 2100

Toronto ONTARIO

CANADA

M5H 3C2

7

Name of Corporation	Ontario Corporation Number
2123493 ONTARIO INC.	2123493

Request ID
8747725

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON

First Name	Last Name
Debra	Bell

Name of Law Firm

Cassels Brock & Blackwell LLP

ADDRESS

Street #	Street Name	Suite #
SUITE 2100, 40 KING STREET WE

Additional Information	City
TORONTO

Province	Country	Postal Code
ONTARIO	CANADA	M5H 3C2

TELEPHONE #:	416-869-5300

8

For Ministry Use Only	Ontario Corporation Number
2123493

ARTICLES OF AMENDMENT

Form 3	1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

Business
Corporations

H	O	M	E	L	A	N	D	U	R	A	N	I	U	M	I	N	C

Act

2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)

3. Date of incorporation/amalgamation:

2006/DECEMBER/29

(Year, Month, Day)

4. Complete only if there Is a change in the number of directors or the minimum / maximum number of directors.

Number of directors is/are:	or	minimum and maximum number of directors is/are:

Number	or	minimum and maximum

3	10

5. The articles of the corporation are amended as follows:

9

1.            removing the following paragraph from Section 8 of the articles of the Corporation:

"The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors;

or

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

and adding the following to Section 8 of the articles of the Corporation:

"Not applicable."

2.           by removing the following paragraphs from Section 9 of the articles of the Corporation:

"The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder."

"Any invitation to the public to subscribe for securities of the Corporation is prohibited." .

"No securities of the Corporation, other than non-convertible debt securities, shall be transferred without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors;

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares; or

(c) if applicable, the restriction contained in security holders' agreements."

3.           by adding the following paragraph to Section 9 of the articles of the Corporation:

"Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual and general meeting."

4.           by changing the minimum number of directors provided in the articles of the Corporation from 1 to 3, so that the number of directors of the Corporation shall be a minimum of 3 and a maximum of 10.

10

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

2007/JUNE/25

(Year, Month, Day)

The articles are signed in duplicate.

HOMELAND URANIUM INC.

(Name of Corporation)(If the name is to be changed by these articles set out current name)

By/

Par

/s/ Hatem Kawar	Hatem Kawar, Secretary
(Signature)	(Description of Office)

11

For Ministry Use Only	Ontario Corporation Number
2123493

ARTICLES OF AMENDMENT

Form 3	1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

Business
Corporations

H	O	M	E	L	A	N	D	U	R	A	N	I	U	M	I	N	C

Act

2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS)

W	E	S	T	E	R	N	U	R	A	N	I	U	M	C	O	R	P	O	R	A	T	I	O	N

3. Date of incorporation/amalgamation:

2006/DECEMBER/29

(Year, Month, Day)

4. Complete only if there Is a change in the number of directors or the minimum / maximum number of directors.

Number of directors is/are:	or	minimum and maximum number of directors is/are:

Number	or	minimum and maximum

5. The articles of the corporation are amended as follows:

"BE IT RESOLVED THAT:

1. the issued and outstanding shares in the capital of the Corporation be consolidated on the basis of one (1) post-consolidation Common Share for every eight hundred (800) Common Shares currently issued and outstanding...."

12

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

2014/12/15

(Year, Month, Day)

The articles are signed in duplicate.

HOMELAND URANIUM INC.

(Print name of corporation from Article 1 on page 1)

By/

Par

/s/ Michael R. Skutezky	MICHAEL R. SKUTEZKY, Director
(Signature)	(Description of Office)

13